UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October  26, 2017

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2017, Wayside Technology Group, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2017.  A copy of this press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                  Compensatory Arrangements of Certain Officers

On October 24, 2017, William Botti announced his intention to retire from his position as Executive Vice President effective December 31, 2017. Until such time as he begins transferring his day-to-day responsibilities, Mr. Botti will continue in his current role. During the remainder of 2017, Mr. Botti’s responsibilities will be transitioned to other existing Company personnel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: October 26, 2017	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chairman of The Board, President and Chief Executive Officer

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